EXHIBIT 23.1


                          CONSENT OF INDEPENDENT  AUDITORS

American Champion Entertainment, Inc.:

We consent to the incorporation by reference in Registration Statement Number 333-43161 (American Champion Entertainment, Inc. 1997 Stock Plan and 1997 Non-Employee Directors Stock Option Plan) of American Champion Entertainment, Inc. on Forms S-8 of our report dated February 11, 1998 appearing in and incorporated by reference in this Annual Report on Form 10-KSB of American Champion Entertainment, Inc. for the year ended December 31, 1997.

/s/ MOSS ADAMS LLP

San Francisco, California
March 27, 1998